Exhibit 107
Calculation of Filing Fee Table
FORM S-3
(Form Type)

BANC OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Other	Depositary Shares	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Other	Rights	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Fees to Be Paid	Other	Units	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Total Offering Amounts					N/A		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$0
	Net Fees Due							$0(1)

(1)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
This registration covers an indeterminate number of securities of each identified class of the Registrant as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this registration statement. In addition, the securities may be sold in either primary or secondary offerings.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fees Offset Claims	Banc of California, Inc.	S-3	333-270328	March 7, 2023		$0(3)	Unallocated (Universal) Shelf	(3)	(3)	N/A
Fees Offset Sources	Banc of California, Inc.	S-3(3)	333-270328		March 7, 2023						(1)

(3)
The registrant previously registered an indeterminate amount of securities pursuant to a Registration Statement on Form S-3 (Registration No. 333-270328) filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2023 (the “2023 Registration Statement”) and filed a Prospectus Supplement under the 2023 Registration Statement on March 1, 2024 (the “2024 Prospectus Supplement”) relating to the offer and sale of up to 51,422,763 shares of common stock and paid $110,358.60 in registration fees in connection with the filing of the 2024 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the remaining registration fee of $110,358.60 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2023 Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement.